Exhibit 3.1

Ontario Corporation Number , Numéro de la société en Ontario Use Only Ministere des Services gouvernementaux A.,..usage exclusive du ministere Government Services Ontario CERTIFICATE This is to certify that these articles CERTIFICAT Ceci certifie que les presents statuts entrent en vigueur le are effective on MAl, 02 2011 MAY •••••••••••• ••• • ........,..;fO O< , ·;: , ········· ·•···•·•••••••••••••••oo Business Corporations Act / Loi sur les societes par actions ... Act Rue et numero ou numero de Ia R.R. et, s'il s'agit d'un edifice a bureaux, numero .tu bureau l 3. Number of directors is: OR minimum and maximun Fixed number 3 10 07121E (0512007) Form4 Business Corporations Formule 4 Loi sur/es societas par actions ARTICLES OF AMALGAMATION STATUTS DE FUSION 1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS) Dimomination sociale de la societe issue de la fusion: (Ecrire en LETTRES MAJUSCULES SEULEMENT) : ·-2. The address of the registered office is: Adresse du siege social : 400 Applewood Crescent, 2nd Floor Street & Number or R.R. Number & if Multi-Office Building give Room No. / Vaughan ONTARIO Name of Municipality or Post Office / Postal Code/Code postal Nom de la municipalite ou du bureau de poste Nombre d'administrateurs : Nombre fixe L j OU minimum et maximum L j 4. The director(s) is/are: / Administrateur(s): First name, middle names and surname Premom, autres prenoms et nom de famile Address for service, giving Street & No. or R.R. No.. Municipality, Resident Canadian Province, Country and Postal CodeState 'Yes' or 'No' Domicile elu, y compris la rue et le numero ou le numero de Ia R.R.,Resident canadien le nom de Ia municipalite, la province, le pays et le code .postal Oui/Non Charles F. Flood Douglas W. Knight Daniel M. Dickinson Keith A. Carrigan 400 Applewood Crescent, 2nd Floor, Vaughan,No Ontario, L4K OC3 400 Applewood Crescent, 2nd Floor, Vaughan,Yes Ontario, L4K oC3 400 Applewood Crescent, 2nd Floor, Vaughan,No Ontario, L4K OC3 400 Applewood Crescent, 2nd Floor, Vaughan,Yes Ontario, L4K oC3 p R O G R E s s I v E w A S T E s O L U T I O N S L T D Numero de Ia societe en Ontario 1848924

SCHEDULE

TO FORM 4
ARTICLES OF AMALGAMATION OF

4. The director(s) is/are: First name, initials and surname *Prénom, initiales et nom de famille*	*Administrateur(s):* Address for service, giving Street & No. or R.R. No., Municipality and Postal Code. *Domicile élu, y compris la rue et le numéro, le numéro de la R.R. ou le nom de la municipalité et le code postal*	Resident Canadian State Yes or No *Résident Canadien Oui/Non*
James J. Forese	400 Applewood Crescent, 2nd Floor, Vaughan, Ontario, L4K 0C3	No
Daniel R. Milliard	400 Applewood Crescent, 2nd Floor, Vaughan, Ontario, L4K 0C3	Yes
Michael G. DeGroote	400 Applewood Crescent, 2nd Floor, Vaughan, Ontario, L4K 0C3	No

2 5. Method of amalgamation, check A or B Methode choisie pour la fusion - Cocher A ou B : A - Amalgamation Agreement l Convention de fusion : D or ou The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below. Les actionnaires de chaque societe qui fusionnne ont dOment adopte la convention de fusion conformement au paragraphe 176(4) de la Loi sur les societes par actions a la date mentionne ci-dessous. B - Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries I Fusion d'une societe mere avec une ou plusieurs de ses filiales ou fusion de fillales : The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set OL t below. Les administrateurs de chaque societe qui fusionne ont approuve la fusion par voie de resolution conformement al article 177 de la Loi sur les societes par actions a la date mentionnee ci-dessous. The articles of amalgamation in substance contain the provisions of the articles of incorporation of Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de IESI-BFC LTD.IIESI-BFC LTEE and are more particularly set out in these articles. et sont enonces textuellement aux presents statuts. Date d'adoption ou d'approbation annee jour mois 07121E (05/2007) Names of amalgamating corporations Denomination sociale des societes qui fusionnent Ontario Corporation Number Numero de la societe en Ontario Date of Adoption/Approval Year Month Day IESI-BFC LTD./IESI-BFC LTEE PROGRESSIVE WASTE SOLUTIONS LTD. 1797387 1797096 2011 04 28 2011 04 28

3 6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la societe. None 7. The classes and any maximum number of shares that the corporation is authorized to issue: Categories et nombre maximal, s'il y a lieu, d'actions que la societe est autorisee a eme ttre : an unlimited number of Common Shares an unlimited number of Preferred Shares an unlimited number of Special Shares 07121E (05/2007)

4 8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie : See attached Schedules 4A to 4G 07121E (05/2007)

4A RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO SPECIAL SHARES The Corporation is authorized to issue an unlimited number of shares of Special Shares, which shall have attached thereto the following rights, privileges, restrictions and conditions. 1. VOTING 1.1 The holders of the Special Shares shall be entitled to one vote for each Special Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class of shares are entitled to vote separately as a class. 1.2 The holders of the Special Shares shall not be entitled to vote separately as a class, and shall not be entitled to dissent, upon a proposal to amend the articles of the Corporation to: 1.2.1 Increase any maximum number of authorized shares of a class or series of a class having rights or privileges equal or superior to the Special Shares; or 1.2.2 Create a new class or series of a class of shares equal or superior to the Special Shares. 2. DIVIDENDS 2.1 The holders of the Special Shares shall not be entitled to receive any dividends. 3. REDEMPTION 3.1 redeem The Corporation may, from time to time, upon giving notice as hereinafter provided, redeem the Special Shares where the holders of shares of participating preferred stock of IESI Corporation ("Participating Preferred Shares") have given notice that they wish to exchange some or all of their Participating Preferred Shares pursuant to the amended and restated securityholders' agreement dated October 1, 2008 among the Corporation, IESI Holdings Inc. and, IESI Corporation (the "Securityholders' Agreement"). The number of Special Shares that Corporation redeems at that time will be equal to the number of Participating Preferred Shares exchanged. The Special Shares will be redeemed at a price per share equal to $0.000001 (the "Redemption Amount"). 9613302.1 33075-2012

4B 3.2 Election Notice In order to effect the redemption referred to in section 3.1, the Corporation shall send to the holder of the Special Shares to be redeemed a notice in writing of the intention of the Corporation to redeem the Special Shares (the "Redemption Notice"), which shall be sent together with the Exchange Consideration (as defined in the Securityholders' Agreement) pursuant to the procedure set out in the Securityholders' Agreement. Accidental failure or omission to give the Redemption Notice to one or more holders shall not affect the validity of any redemption, but if such failure or omission is discovered, an Election Notice shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time. The Redemption Notice shall set out (i) the aggregate number of redeemed Special Shares, as applicable; (ii) the number of redeemed Special Shares, as applicable, held by the person to whom it is addressed; (iii) the Redemption Amount and the manner in which it was calculated; and (iv) the place or places in Canada at which holders of Special Shares may present and surrender the certificate or certificates representing the Special Shares for redemption. 3.3 Method of Redemption The redemption and cancellation of the redeemed shares will be effective upon the delivery of the Redemption Notice in accordance with Section 3.2 (the "Effective Time"). On and after the Effective Time, the Corporation shall pay or cause to be paid to or to the order of the holders of the redeemed shares the Redemption Amount of such shares on presentation and surrender, at the registered office of the Corporation or any other place or places in Canada specified in the Redemption Notice, of the certificate or certificates representing the redeemed shares. Payment in respect of the redeemed shares shall be made by cheque payable to the respective holders thereof in lawful money of Canada at any branch in Canada of the Corporation's bankers. From and after the Effective Time, the holders of the redeemed shares shall cease to be entitled to exercise any of their other rights as shareholders in respect thereof. 4. LIQUIDATION, DISSOLUTION OR WINDING-UP 4.1 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Special Shares shall not be entitled to share in any distribution of the property or assets of the Corporation. 9613302.1 33075-2012

4C 5. SUBDIVISION OR CONSOLIDATION None of the Special Shares will be subdivided, consolidated, reclassified or otherwise 5.1 changed unless contemporaneously therewith the Common Shares are subdivided, consolidated, reclassified or otherwise changed in the same proportion or the same manner. 6. MODIFICATION The provisions attached to the Special Shares will not be added to, changed or removed 6.1 unless the addition, removal or change is first approved by the separate affirmative vote of two-thirds of the votes cast at meetings of the holders ofthe shares of such class. 9613302.1 33075-2012

4D RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO PREFERRED SHARES The Preferred Shares, as a class, shall be designated as Preferred Shares and shall have attached thereto the following rights, privileges, restrictions and conditions: 1. DIRECTORS' RIGHT TO ISSUE IN ONE OR MORE SERIES 1.1 series. The Preferred Shares may be issued at any time or from time to time in one or more series Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series, the whole subject to the filing with the Director (as defmed in the Business Corporations Act (the "Act")) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation. 2. RANKING OF THE PREFERRED SHARES 2.1 every The Preferred Shares of each series shall rank on a parity with the Preferred Shares of other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, and shall be entitled to a Preferred over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation are not paid in full in respect of any series of the Preferred Shares, the Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preferred Shares of any series may also be given such other 9613302.1 33075-2012

4E Preferreds not inconsistent with the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares. 3. VOTING RIGHTS 3.1 Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preferred Shares that such series is entitled to vote, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. Except as hereinafter provided or as required by law or as provided in the Articles relating to any series of Preferred Shares, the holders of the Preferred Shares shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation until such time as dividends on any Preferred Shares in an aggregate amount equal to the dividends payable thereon over a two year period have not been paid, whether or not such dividends in arrears are consecutive, whether or not such dividends have been declared and whether or not there are or were any moneys of the Corporation properly applicable to the payment of dividends, and thereafter and so long as any dividends on any of the Preferred Shares remain in arrears, the holders of the Preferred Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation at which directors are to be elected, other than separate meetings of the holders of another class or series of shares, and to elect, voting separately as a class, two directors of the Corporatlon. Nothing contained in these provisions shall be deemed or construed to limit the ability of the Corporation from time to time to increase or decrease the number of its directors. Notwithstanding the foregoing, the holders of the Preferred Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of the business of the Corporation. 4. AMENDMENT WITH APPROVAL OF HOLDERS OF THE PREFERRED SHARES 4.1 The rights, privileges, restrictions and conditions attached to the Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Preferred Shares given as hereinafter specified. 5. APPROVAL OF HOLDERS OF THE PREFERRED SHARES 5.1 The approval of the holders of the Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Preferred Shares may be given in such manner as may 9613302.1 33075-2012

4F then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose. The formalities to be observed with respect to the giving of notice of any such meeting or 5.2 any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Preferred Shares, each holder of Preferred Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Preferred Share held. 9613302.1 33075-2012

4G RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO COMMON SHARES The Corporation is authorized to issue an unlimited number of shares of Common Shares, which shall have attached thereto the following rights, privileges, restrictions and conditions. 1. VOTING 1.1 The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class of shares are entitled to vote separately as a class. 2. DIVIDENDS 2.1 After payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation. 3. LIQUIDATION, DISSOLUTION OR WINDING-UP 3.1 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, after payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to share pro rata in any distribution ofthe property or assets of the Corporation. 4. SUBDIVISION OR CONSOLIDATION 4.1 None of the Common Shares will be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Special Shares are subdivided, consolidated, reclassified or otherwise changed in the same proportion or the same manner. 9613302.1 33075-2012

5 9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: L'emission, le transfert ou la propriete d'actions est/n'est pas restreint. Les restrictions, .s'il y a lieu, sont les suivantes: N/A 10. Other provisions, (if any): Autres dispositions, s'il y a lieu: None 11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A". Les declarations exigees aux termes du paragraphe 178(2) de la Loi sur les societes par actions constituent l'annexe A. 12. A copy ofthe amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B". Une copie de Ia convention de fusion ou les resolutions des administrateurs (selon le cas) constitue(nt) I’annexe B. 07121 E (05/2007)

6 These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire. IESI-BFC LTD./IESI-BFC LTEE --------·------Names of Corporations / Denomination sociale des societes Vice President, Associate General Counsel & Secretary William Chyfetz Signature / Signature Description of Office / Fonction Print name of signatory / Nom du signataire en lettres moulees PROGRESSIVE WASTE SOLUTIONS LTD. Names of Corporations 1 Denomination sociale des societes Vice President & Secretary William Chyfetz Print name of signatory / Nom du signataire en lettres moulees -----Signature / Signature - Description of Office / Fonction Names of Corporations / Denomination sociale des societes By / Par Signature / Signature Description of Office / Fonction Print name of signatory / Nom du signataire en lettres moulees Names of Corporations / Denomination sociale des societes By / Par Signature / Signature Description of Office / Fonction Print name of signatory / Nom du signataire en lettres moulees Names of Corporations / Denomination sociale des societes By / Par Signature / Signature Print name of signatory / Nom du signataire en lettres moulees Description of Office / Fonction 07121E (0512007) Name and original signature of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). Only a director or authorized signing officer can sign on behalf of the corporation./ Nom et signature originate d'un administrateur ou d'un signataire autorise de chaque societe qui fusionne. lndique Ia denomination sociale de chaque societe, le nom du signataire et sa fonction (p. ex. : president, secretaire). Seul un administrateur ou un dirigeant habilite peut signer au nom de Ia societe.

SCHEDULE "A" CANADA ) ) ) ) ) ) ) IN THE MATTER OF the Business Corporations Act (Ontario) and the Articles of Amalgamation of IESI-BFC LTD./IESI-BFC LTEE and PROGRESSIVE WASTE SOLUTIONS LTD. PROVINCE OF ONTARIO TO WIT: I, William Chyfetz, of the City of Vaughan, in the Province of Ontario, hereby certify that: 1. I am the Vice President, Associate General Counsel & Secretary of iESI-BFC Ltd./IESI BFC Ltee and have knowledge of the matters herein declared. 2. There are reasonable grounds for believing that: (a) each amalgamating corporation is and the amalgamated corporation will be able to pay its liabilities as they become due; (b) the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes; and (c) no creditor will be prejudiced by the amalgamation. DATED at Vaughan, this---"28th" f<-l.'.-.---day of __._C:f-..pr-'''--''------J 1\ I \ ' 2011. William Chyfetz 11995046.1 33075-0001

SCHEDULE "A" CANADA ) ) ) ) ) ) ) IN THE MATTER OF the Business Corporations Act (Ontario) and the Articles of Amalgamation of IESI-BFC LTD./IESI-BFC LTEE and PROGRESSIVE WASTE SOLUTIONS LTD. PROVINCE OF ONTARIO TO WIT: I, William Chyfetz, of the City of Vaughan, in the Province of Ontario, hereby certify that: 1. I am the Vice President & Secretary ofProgressive Waste Solutions Ltd. and have knowledge of the matters herein declared. 2. There are reasonable grounds for believing that: (a) each amalgamating corporation is and the amalgamated corporation will be able to pay its liabilities as they become due; (b) the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes; and (c) no creditor will be prejudiced by the amalgamation. 28 DATED at Vaughan, this 28th day of_.April.Lc--'--'--\ , 2011. - william Chyfetz 11995046.1 33075-0001

SCHEDULE "B" IESI-BFC LTD./IESI-BFC LTEE (the "Corporation") RECITALS: A. The Corporation has been amalgamated under the laws of Ontario by Articles of Amalgamation dated May 27,2009. B. It is desirable that the Corporation amalgamate with Progressive Waste Solutions Ltd. (the "Subsidiary"). C. All the issued shares of the Subsidiary are held by the Corporation. RESOLVED THAT: 1. the amalgamation ofthe Corporation with the Subsidiary is hereby approved; 2. the by-laws of the amalgamated corporation shall be the by-laws of the Corporation, until amended or repealed; 3. (i) the shares of the Subsidiary shall be cancelled without any repayment of capital in respect of those shares; (ii) except as may be prescribed by the Business Corporations Act (Ontario), the articles of amalgamation shall be the same as the articles of the Corporation, with the exception that the name and the registered office address of the amalgamated corporation shall be the name and address of the Subsidiary; (iii) no securities shall be issued and no assets shall be distribute:d by the amalgamated corporation in connection with the amalgamation; and 4. any director or officer of the Corporation is hereby authorized to take any action and to execute any document which, in the opinion of that person, is nec:essary or desirable to give effect to this resolution and to deliver all or any of those documents to the Ministry of Government Services. 11994673.1 33075-0001

CERTIFICATE I, William Chyfetz, the Vice President, Associate General Counsel and Secretary of iESI-BFC LTD./IESI-BFC LTEE (the "Corporation"), hereby certify that the foregoing is a complete and correct copy of a resolution duly passed by the board of directors of the r f.L d. , 2011 and that such re:solution is, at the date Corporation on hereof, in full force and effect, unamended. Vice President, As odate General Counsel & Secretary 11994673.1 33075-0001

SCHEDULE "B" PROGRESSIVE WASTE SOLUTIONS LTD. (the "Corporation") RECITALS: A. The Corporation has been incorporated under the laws of Ontario by Articles of Incorporation dated May 20,2009. B. It is desirable that the Corporation amalgamate with IESI-BFC Ltd./IESI-BFC Ltee (the "Parent"). C. All the issued shares of the Subsidiary are held by the Parent. RESOLVED THAT: 1. the amalgamation ofthe Corporation with the Parent is hereby approved; 2. the by-laws of the amalgamated corporation shall be the by-laws of the Parent, until amended or repealed; 3. (i) the shares of the Corporation shall be cancelled without any repayment of capital in respect of those shares; (ii) except as may be prescribed by the Business Corporations Act (Ontario), the articles of amalgamation shall be the same as the articles of the Parent, with the exception that the name and the registered office address of the amalgamated corporation shall be the name and address of the Corporation; (iii) no securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation; and 4. any director or officer of the Corporation is hereby authorized to take any action and to execute any document which, in the opinion of that person, is necessary or desirable to give effect to this resolution and to deliver all or any of those documents to the Ministry of Government Services. 11994831.1 33075-0001

CERTIFICATE I, William Chyfetz, the Vice President & Secretary of Progressive Waste Solutions Ltd. (the "Corporation"), hereby certify that the foregoing is a complete and correct copy of a resolution duly passed by the board of directors of the Corporation on f p..; L , 2011 and that such resolution is, at the date hereof, in full force and effect, unamended. dsh Vice President & S cretary 11994831.1 33075-0001